As filed with the Securities and Exchange Commission on January 30, 2003.

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FAIR, ISAAC AND COMPANY, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	94-1499887

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Smith Ranch Road, San Rafael, California	94903

(Address of Principal Executive Offices)	(Zip Code)

Fair, Isaac and Company, Incorporated Certain Stock Options Granted to A. George Battle Certain Stock Options Granted to Kenneth J. Saunders Certain Stock Options Granted to Thomas G. Grudnowski

(Full title of the plans)

Andrea M. Fike, Esq. Vice President, General Counsel and Secretary Fair, Isaac and Company, Incorporated 4295 Lexington Avenue North St. Paul, Minnesota 55126 (651) 483-8593	Copy to: Blair W. White, Esq. Pillsbury Winthrop LLP 50 Fremont Street San Francisco, California 94105 (415) 983-1000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum		Proposed		Amount of
Securities To	To Be	Offering Price		Maximum Aggregate		Registration
Be Registered	Registered	per Share		Offering Price		Fee

Common Stock (1)	200,000	$31.26	(2)	$6,252,000	(2)	$575.00
Common Stock (1)	11,250	$39.74	(2)	$447,075	(2)	$41.00
Common Stock (1)	37,500	$38.74	(2)	$1,452,750	(2)	$134.00

	248,750			$8,151,825	(2)	$750.00

(1)	Includes Preferred Stock Purchase Rights that will be attached to, and represented by the common stock (which Preferred Stock Purchase Rights have no market value independent of the common stock to which they are attached).

(2)	For the purpose of calculating the registration fee in the case of employee stock option plans pursuant to Rule 457(h), the proposed maximum offering price per share and the proposed maximum aggregate offering price is based on the price at which the underlying stock options may be exercised.

The Registration Statement shall become effective upon filing in accordance with
Rule 462 under the Securities Act of 1933.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

•	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2002;

(b)	The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A, filed on April 9, 1996, and any subsequent amendment or report filed for the purpose of updating such information; and

(e)	The description of the Registrant’s preferred stock purchase rights contained in the Registration Statement on Form 8-A, filed on August 10, 2001, and any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article 6 of the Registrant’s restated certificate of incorporation provides as follows:

     “(a) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b)  Each director or officer of the corporation who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor) (hereinafter a “proceeding”), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the corporation or of a subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer for a foreign or domestic corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of the predecessor corporation, or by reason of anything done or not done in such capacity, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in connection with any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proof to overcome that presumption. The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by directors and officers of the corporation in serving or continuing to serve the corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law. The corporation may create trust funds, grant security interests, obtain letters of credit, or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article 6 or in any such contract.”

     Section 145 of the General Corporation Law of the State of Delaware, in which the Registrant is incorporated, permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit

4.1	Indenture, dated as of August 24, 2001, between HNC Software Inc. and State Street Bank and Trust Company of California, N.A., as Trustee. (Incorporated by reference to Exhibit 4.4 to HNC’s Form S-3 Registration Statement, File No. 333-72804, filed November 6, 2001.)

4.2	First Supplemental Indenture, dated as of August 5, 2002, between Fair, Isaac and Company, Incorporated, HNC Software Inc. and State Street Bank and Trust Company of California, N.A., as Trustee. (Incorporated by reference to Exhibit 4.2 to Fair, Isaac’s Form S-3 Registration Statement, File No. 333-100061, filed September 24, 2002.)

4.3	Second Supplemental Indenture, dated as of October 31, 2002, between Fair, Isaac and Company, Incorporated and State Street Bank and Trust Company of California, N.A., as Trustee. (Incorporated by reference to Exhibit 4.3 to Fair, Isaac’s Form S-3 Registration Statement, File No. 333-101033, filed November 6, 2002.)

Exhibit
Number	Exhibit

4.4	Form of Note for 5.25% Convertible Subordinated Note due September 1, 2008. (Included in Exhibit 4.1.)

4.5	Registration Rights Agreement, dated as of August 24, 2001, between HNC and Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and U.S. Bancorp Piper Jaffray Inc. (Incorporated by reference to Exhibit 4.5 to HNC’s Form S-3 Registration Statement, File No. 333-72804, filed November 6, 2001.)

4.6	Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.7	Form of Right Certificate. (Included in Exhibit 4.6.)

5.1*	Opinion of Pillsbury Winthrop LLP regarding legality of securities to be offered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Pillsbury Winthrop LLP. (Included in Exhibit 5.1.)

*	Filed herewith.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(C) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Rafael, California, on January 30, 2003.

FAIR, ISAAC AND COMPANY, INCORPORATED

By	/s/ THOMAS G. GRUDNOWSKI Thomas G. Grudnowski Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrea M. Fike and Thomas G. Grudnowski, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 29th day of January, 2003.

Principal Executive Officer (and Director)	Directors

/s/ THOMAS G. GRUDNOWSKI Thomas G. Grudnowski, Chief Executive Officer	/s/ A. GEORGE BATTLE A. George Battle

/s/ GUY R. HENSHAW Guy R. Henshaw

Principal Financial Officer

/s/ KENNETH J. SAUNDERS Kenneth J. Saunders, Vice-President and Chief Financial Officer	/s/ DAVID S. P. HOPKINS David S. P. Hopkins

/s/ PHILIP G. HEASLEY Philip G. Heasley

Principal Accounting Officer

/s/ RUSSELL CLARK Russell Clark, Vice-President, Finance and Corporate Controller	/s/ TONY J. CHRISTIANSON Tony J. Christianson

/s/ MARGARET L. TAYLOR Margaret L. Taylor

/s/ THOMAS F. FARB Thomas F. Farb

/s/ ALEX W. HART Alex W. Hart

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Indenture, dated as of August 24, 2001, between HNC Software Inc. and State Street Bank and Trust Company of California, N.A., as Trustee. (Incorporated by reference to Exhibit 4.4 to HNC’s Form S-3 Registration Statement, File No. 333-72804, filed November 6, 2001.)

4.2	First Supplemental Indenture, dated as of August 5, 2002, between Fair, Isaac and Company, Incorporated, HNC Software Inc. and State Street Bank and Trust Company of California, N.A., as Trustee. (Incorporated by reference to Exhibit 4.2 to Fair, Isaac’s Form S-3 Registration Statement, File No. 333-100061, filed September 24, 2002.)

4.3	Second Supplemental Indenture, dated as of October 31, 2002, between Fair, Isaac and Company, Incorporated and State Street Bank and Trust Company of California, N.A., as Trustee. (Incorporated by reference to Exhibit 4.3 to Fair, Isaac’s Form S-3 Registration Statement, File No. 333-101033, filed November 6, 2002.)

4.4	Form of Note for 5.25% Convertible Subordinated Note due September 1, 2008. (Included in Exhibit 4.1.)

4.5	Registration Rights Agreement, dated as of August 24, 2001, between HNC and Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and U.S. Bancorp Piper Jaffray Inc. (Incorporated by reference to Exhibit 4.5 to HNC’s Form S-3 Registration Statement, File No. 333-72804, filed November 6, 2001.)

4.6	Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.7	Form of Right Certificate. (Included in Exhibit 4.6.)

5.1*	Opinion of Pillsbury Winthrop LLP regarding legality of securities to be offered.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Pillsbury Winthrop LLP. (Included in Exhibit 5.1.)

*	Filed herewith.